EXHIBIT 32.2

NOBEL LEARNING COMMUNITIES, INC.

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report of Nobel Learning Communities, Inc. (the “Company”) on Form 10-K as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Frank, as Chief Financial Officer hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all materials respects, the financial condition and results of operations of the Company for the dates and periods covered by the Report.

Date: September 16, 2010	By:	/s/ Thomas Frank
Thomas Frank
Chief Financial Officer